EXHIBIT 23.1

                         Consent of Independent Auditors

To the Plan Administrative Committee
Peoples Bancorp Inc. Retirement Savings Plan
Marietta, Ohio

We consent to incorporation by reference in the Registration Statement (Form S-8 No.33-1803) pertaining to the Peoples Bancorp Inc. Retirement Savings Plan of our report dated May 22, 2003 with respect to the financial statements and schedules of the Peoples Bancorp Inc. Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2002.


By: Rea & Associates, Inc.


June 19, 2003